EXHIBIT 10.3

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of _____ __, 2012  (this “Agreement”), by and between by Intellicell Biosciences, Inc., a Nevada corporation (“Company”) and each of the purchasers listed on Schedule A attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”), amends that certain securities purchase agreement, dated February 2012, by and between the Company and the Purchasers (“Purchase Agreement”).

W I T N E S S E T H:

WHEREAS, the Company and the Purchasers have agreed to certain amendments to the Purchase Agreement subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual benefits accruing to Purchasers and Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.           DEFINITIONS.

Defined terms not herein defined shall have the meaning set forth in the Purchase Agreement.

2.           WAIVER.

The Purchasers hereby waive any defaults or breaches of any covenants that may have resulted on or prior to the date hereof under the Purchase Agreement.

3.           AMENDMENTS.

(a)           Subject to Section 3(d), the definition of “Exempt Issuance” under Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety to be and read as follows:

“Exempt Issuance” means the issuance of (a) shares of Common Stock or Common Stock Equivalents of the Company issued pursuant any Approved Stock Plan, (b) securities upon the exercise of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities issued in connection with any bona fide commercial loan or debt transaction with third persons, provided that the primary purpose of such transaction is not to raise equity capital and is approved by the Company’s Board of Directors in good faith, provided that all such issuances do not, in the aggregate, exceed more than 5% of the shares of Common Stock issued and outstanding immediately prior to the Closing Date (determined on a fully-diluted basis) and (e) up to an aggregate of $1,500,000 of Common Stock or Common Stock Equivalents (with corresponding warrant coverage), on substantially the same terms and conditions, including, without limitation, price per share as hereunder, provided that the consummation of any issuances pursuant to this clause (e) occur on or prior to February 29, 2012.”

(b)           Subject to Section 3(d), Section 4.12 of the Purchase Agreement is hereby deleted in its entirety.

(c)           Subject to Section 3(d), Section 4.16 of the Purchase Agreement is hereby amended and restated in its entirety to be and read as follows:

4.16           Subsequent Equity Sales.  Until the earlier of either (i) a registration statement covering the resale of Shares is effective under the Securities Act for a continuous six month period, or (ii) the Shares have been eligible for sale under Rule 144 for a continuous six month period, if the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than $0.33 (such lower price, the “Base Share Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Share Purchase Price, such issuance shall be deemed to have occurred for less than the Share Purchase Price on such date of the Dilutive Issuance), then the Company shall issue to each Purchaser such number of additional shares of Common Stock equal to the difference between (i) the number of Shares held by the Purchaser on the date of the Dilutive Issuance multiplied by a fraction, the numerator of which is such Purchaser’s Per Share Purchase Price and the denominator of which is the Base Share Price, and (ii) the number of Shares held by the Purchaser on the date of the Dilutive Issuance.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustment will be made under this Section 4.16 in respect of an Exempt Issuance. The Company shall notify the Purchaser in writing, no later than one (1) business day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 4.16, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4.16, upon the occurrence of any Dilutive Issuance, the Share Purchase Price shall be reduced to equal the Base Share Price, regardless of whether the Holder accurately refers to the Base Share Price in the Dilutive Issuance Notice.

(d)           Effective Date of Amendments.  This Agreement will not be binding unless and until it has been executed by Purchasers holding at least 51% of the Shares outstanding (the “Effective Date”).

(e)           Effect on the Purchase Agreement. Subject to the consents and amendments provided herein, all of the terms and conditions of the Purchase Agreement shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  Except as amended hereby, the terms and provisions of the Purchase Agreement shall remain in full force and effect, and the Purchase Agreement is in all respects ratified and confirmed. On and after the date of this Agreement, each reference in the Purchase Agreement to the "Purchase Agreement:”, "hereinafter," "herein," "hereinafter,", "hereunder," "hereof," or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Agreement.

4.          MISCELLANEOUS.

4.1           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares or the Warrants.

4.2           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

4.3           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

4.4           Counterparts/Execution.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

4.5	Further Assurances

. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.6           Notices.  Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall delivered in accordance with the terms of the Purchase Agreement.

4.7           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.

4.8           Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by Purchasers and Company.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4.9           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10           Independent Nature of Purchasers' Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Purchase Agreement.

4.11           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

 [Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

.
COMPANY:

INTELLICELL BIOSCIENCES, INC.

By:
Name: Steven A. Victor
Title: Chief Executive Officer

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[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO SVFC AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: __________________________________________
Signature of Authorized Signatory of Purchaser: ____________________
Name of Authorized Signatory: __________________________________
Title of Authorized Signatory: ___________________________________
Email Address of Authorized Signatory: ____________________________
Fax Number of Authorized Signatory: ______________________________

Shares of Common Stock:_________
Class A Warrant: _______________
Class B Warrant: _______________

[SIGNATURE PAGES CONTINUE]

SCHEDULE A

Purchaser	Aggregate Number of Shares